Exhibit 10.47

INDEMNIFICATION AGREEMENT

Dated as of

By and Between

Cambridge Display Technology, Inc.

and

 •

TABLE OF CONTENTS

1.	INDEMNIFICATION		1
	a.	Third Party Proceedings	1
	b.	Review of Indemnification Obligations	2
	c.	The Indemnitee’s Rights on Unfavorable Determination; Binding Effect	2
	d.	Selection of Independent Legal Counsel; Change of Control	2
	e.	Mandatory Payment of Expenses	3
	f.	For purposes of this Agreement, the following terms shall have the following meanings:	3
2.	AGREEMENT TO SERVE		4
3.	EXPENSES; INDEMNIFICATION PROCEDURE		5
	a.	Advancement of Expenses	5
	b.	Notice/Cooperation by the Indemnitee	5
	c.	Procedure	6
	d.	No Presumptions; Burden of Proof	6
	e.	Notice to Insurers	7
	f.	Selection of Counsel; Defense of Claim	7
	g.	Settlement by Indemnitee	7
4.	ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY		8
	a.	Scope	8
	b.	Nonexclusivity	8
5.	PARTIAL INDEMNIFICATION		8
6.	MUTUAL ACKNOWLEDGEMENT		8
7.	DIRECTORS AND OFFICERS LIABILITY INSURANCE		9
8.	SEVERABILITY		9
9.	LIMITATION OF LIABILITY AS A DIRECTOR		10
10.	EXCEPTIONS		10
	a.	Claims Initiated by the Indemnitee	10
	b.	Lack of Good Faith	10
	c.	Insured Claims	11
	d.	Claims Under Section 16(b)	11
11.	CONSTRUCTION OF CERTAIN PHRASES		11
12.	COUNTERPARTS		12
13.	SUCCESSORS AND ASSIGNS		12
14.	ATTORNEYS’ FEES		12
15.	NOTICE		12
16.	CONSENT TO JURISDICTION		13
17.	CHOICE OF LAW		13

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18.	PERIOD OF LIMITATIONS	13
19.	SUBROGATION	13
20.	EFFECTIVE DATE	13
21.	AMENDMENT AND TERMINATION	14
22.	INTEGRATION AND ENTIRE AGREEMENT	14

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INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of this              day of             ,             , by and among Cambridge Display Technology, Inc., a Delaware corporation (the “Indemnitor”), and                      (the “Indemnitee”).

WHEREAS, the Indemnitor and the Indemnitee recognize the significant cost of directors liability insurance and the general reductions in the coverage of such insurance;

WHEREAS, the Indemnitor and the Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the coverage of directors and officers liability insurance has been limited; and

WHEREAS, the Indemnitor desires to attract and retain the services of highly qualified individuals, such as the Indemnitee, to serve as officers and directors of the Indemnitor and its subsidiaries, and to indemnify its and its subsidiaries’ officers and directors so as to provide them with the maximum protection permitted by law.

NOW, THEREFORE, in consideration for the Indemnitee’s services as an officer and/or a director of the Indemnitor, the Indemnitor and the Indemnitee hereby agree as follows:

1.	Indemnification.

a. Third Party Proceedings. Subject to Section 1(b), the Indemnitor shall indemnify the Indemnitee to the fullest extent permitted by law if the Indemnitee is or was a party or is threatened to be made a party to, or is or was a witness or other participant in, any threatened, pending or completed investigation, action, suit, proceeding or any alternative dispute resolution (“ADR”) mechanism, whether civil, criminal, administrative or investigative, by reason of the fact that the Indemnitee is or was a director (including, without limitation, a member of any committee of the Board of Directors, including any special committee of the Board of Directors), officer, employee or agent, or serves or served in any similar position, of the Indemnitor or any of its subsidiaries, or any predecessor thereof, or by reason of the fact that the Indemnitee is or was serving at the request of the Indemnitor or any of its subsidiaries as a director (including, without limitation, as a member of any committee of the Board of Directors, including any special committee of the Board of Directors), officer, employee or agent, or serves or served in any similar position, of another corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, or any predecessor thereof, including service with respect to an employee benefit plan, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred by the

Indemnitee in connection with such investigation, action, suit, proceeding or ADR mechanism.

b. Review of Indemnification Obligations. Notwithstanding the foregoing, in the event any Independent Legal Counsel (as herein defined) shall have determined, in a written opinion, that there is no reasonable basis for the position that the Indemnitee is entitled to be indemnified hereunder under applicable law, (i) the Indemnitor shall have no further obligation under Section 1(a) to make any payments to the Indemnitee not made prior to such determination by such Independent Legal Counsel and (ii) the Indemnitor shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Indemnitor) for all expenses (including attorneys’ fees), judgments, fines and penalties theretofore paid by the Indemnitor to the Indemnitee to which the Indemnitee is not entitled hereunder under applicable law; provided, however, that if the Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee is entitled to be indemnified hereunder under applicable law, any determination made by any Independent Legal Counsel that there is no reasonable basis for the position that the Indemnitee is entitled to be indemnified hereunder under applicable law shall not be binding, the Indemnitor shall continue to be obligated under Section 1(a) to make payments to the Indemnitee, and the Indemnitee shall not be required to reimburse the Indemnitor for any expenses (including attorneys’ fees), judgments, fines and penalties theretofore paid in indemnifying the Indemnitee, until a final judicial determination is made that the Indemnitee is not entitled to be indemnified hereunder under applicable law (as to which all rights of appeal therefrom have been exhausted or lapsed). The Indemnitee’s obligation to reimburse the Indemnitor for any expenses (including attorneys’ fees), judgments, fines and penalties shall be unsecured, and no interest shall be charged thereon.

c. The Indemnitee’s Rights on Unfavorable Determination; Binding Effect. If any Independent Legal Counsel determines that there is no reasonable basis for the position that the Indemnitee is entitled to be indemnified hereunder in whole or in part under applicable law, the Indemnitee shall have the right to commence legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee is entitled to be indemnified hereunder under applicable law and, subject to the provisions of Section 15, the Indemnitor hereby consents to service of process and to appear in any such proceeding. Absent such legal proceedings, any determination by any Independent Legal Counsel shall be conclusive and binding on the Indemnitor and the Indemnitee.

d. Selection of Independent Legal Counsel; Change of Control. If there has not been a Change in Control (as herein defined), any Independent Legal Counsel shall be selected by the Board of Directors of the Indemnitor, and if there has been such a Change in Control, any Independent Legal Counsel with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnification of expenses (including attorneys’ fees), judgments, fines and penalties under this Agreement or any other agreement or under the Certificate of Incorporation or By-Laws of the Indemnitor or any of its subsidiaries as now or hereafter in effect, or under any other applicable law, if desired by the Indemnitee, shall be Independent Legal Counsel selected by the Indemnitee and approved by the Indemnitor (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Indemnitor and the Indemnitee as to whether and to what extent the Indemnitee would be entitled to be indemnified hereunder under applicable law, and the Indemnitor agrees to abide by such opinion. The Indemnitor agrees to pay the fees and expenses of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Indemnitor shall not be required to pay expenses (including attorneys’ fees), judgments, fines and penalties of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees under indemnification agreements similar to this Agreement, unless (i) the employment of separate counsel by two or more of such Indemnitees has been previously authorized by the Indemnitor in writing or (ii) the Indemnitee shall have provided to the Indemnitor a written statement that the Indemnitee has reasonably concluded that there may be a conflict of interest between the Indemnitee and any of such other Indemnitees with respect to the matters arising under this Agreement.

e. Mandatory Payment of Expenses. To the extent that the Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1(a), or in defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against expenses (including attorneys’ fees) incurred by the Indemnitee in connection therewith.

f. For purposes of this Agreement, the following terms shall have the following meanings:

“Independent Legal Counsel” shall mean an attorney or firm of attorneys competent to render an opinion under the applicable law, selected in accordance with the provisions of Section 1(d), who shall not have otherwise performed any services for the Indemnitor, any of its subsidiaries or the Indemnitee within the last three years (other than with respect to matters concerning the rights of the Indemnitee under this Agreement, or of other Indemnitees under indemnity agreements similar to this Agreement).

“Change in Control” shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Indemnitor acting in such capacity or (B) a corporation owned directly or indirectly by the stockholders of the Indemnitor in substantially the same proportions as their ownership of stock of the Indemnitor, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding Voting Securities (as herein defined), (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Indemnitor and any new director whose election by the Board of Directors of the Indemnitor or nomination for election by the Indemnitor’s stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the stockholders of the Indemnitor approve a merger or consolidation of the Indemnitor with any other corporation other than a merger or consolidation that would result in the Voting Securities of the Indemnitor outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Indemnitor or such surviving entity outstanding immediately after such merger or consolidation, (iv) the stockholders of the Indemnitor approve a plan of complete liquidation of the Indemnitor or an agreement for the sale or disposition by the Indemnitor of (in one transaction or a series of related transactions) all or substantially all of the Indemnitor’s assets, or (v) the Indemnitor shall file or have filed against it, and such filing shall not be dismissed, any bankruptcy, insolvency or dissolution proceedings, or a trustee, administrator or creditors committee shall be appointed to manage or supervise the affairs of the Indemnitor.

“Voting Securities” shall mean any securities of the Indemnitor that vote generally in the election of directors.

2.	Agreement to Serve.

In consideration of the protection afforded by this Agreement, if the Indemnitee is a director of the Indemnitor or any of its subsidiaries (including, without limitation, a member of any committee of the Board of Directors, including any special committee of the Board of Directors), he/she agrees to serve in such capacity for at least 90 days after the effective date of this Agreement and not to resign voluntarily during such period without the written consent of a majority of the Board of Directors of the Indemnitor. If the Indemnitee is an officer of the Indemnitor or any of its subsidiaries not serving under an employment contract, he/she agrees to serve in such capacity for at least 90 days after the effective date of this Agreement and not to resign voluntarily during such period without the written consent of a majority of the Board of Directors of the Indemnitor. Following the applicable period set forth above, the Indemnitee agrees to continue to serve in such capacity at the will of the Indemnitor or such subsidiary, as the case may be (or under separate agreement, if such agreement exists), so long as he/she is duly appointed or elected and qualified in accordance with the applicable provisions of the By-Laws of the Indemnitor or such subsidiary or until such time as he/she tenders his/her resignation in writing. Notwithstanding the foregoing provisions of this Section 2, the Indemnitee shall be entitled to resign with immediate effect if the Indemnitor shall not maintain a policy or policies of directors and officers liability insurance with reputable and creditworthy insurance companies providing the officers and directors of the Indemnitor and each such subsidiary with coverage for losses from alleged wrongful acts and omissions and having an aggregate limit of liability of at least $25 million. Nothing contained in this Agreement is intended to create in the Indemnitee any right to continued employment or appointment.

3.	Expenses; Indemnification Procedure.

a. Advancement of Expenses. The Indemnitor shall advance all expenses (including attorneys’ fees) incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any investigation, action, suit, proceeding or ADR mechanism referenced in Section 1(a) hereof (but not amounts actually paid in settlement of any such action, suit or proceeding). The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be finally determined that the Indemnitee is not entitled to be indemnified by the Indemnitor as authorized hereby. The advances to be made hereunder shall be paid by the Indemnitor to the Indemnitee within 30 days following delivery of a written request therefor by the Indemnitee to the Indemnitor, which request shall be accompanied by invoices or statements or such other evidence of such expenses as the Indemnitor may reasonably request.

b. Notice/Cooperation by the Indemnitee. The Indemnitee shall, as a condition precedent to his/her right to be indemnified under this Agreement, give the Indemnitor notice in writing as soon as practicable of any claim made against the Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Indemnitor shall be directed to the Chief Executive Officer of the Indemnitor (or, if the Indemnitee shall be the Chief Executive Officer of the Indemnitor, to the chief legal officer of the Indemnitor) at the address of the Indemnitor shown on the signature page of this Agreement (or such other address as the Indemnitor shall designate in writing to the Indemnitee). Notice shall be deemed received in accordance with the provisions of Section 15. In addition, the Indemnitee shall give the Indemnitor such information and cooperation with respect to such claim as they may reasonably require and as shall be within the Indemnitee’s power to provide.

c. Procedure. Any indemnification and advances provided for in Section 1 and this Section 3 shall be made no later than 30 days after receipt of the written request of the Indemnitee. In the event that any action is instituted by the Indemnitee under this Agreement or liability insurance policies maintained by the Indemnitor or any of its subsidiaries to enforce or interpret any of the terms hereof or thereof, the Indemnitee may, but need not, at any time thereafter bring an action against the Indemnitor to recover the unpaid amount of the claim and, subject to Section 15 of this Agreement, the Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses (including attorneys’ fees) incurred in connection with any action, suit or proceeding in advance of its final disposition) that the Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Indemnitor to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Indemnitor. However, the Indemnitee shall be entitled to receive interim payments of expenses (including attorneys’ fees) pursuant to Section 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.

d. No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any investigation, action, suit, proceeding or ADR mechanism by judgment, order, finding, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In addition, neither the failure of any Independent Legal Counsel to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Independent Legal Counsel that the Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under this Agreement under applicable law, shall be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by any Independent Legal Counsel or otherwise as to whether the

Indemnitee is entitled to be indemnified hereunder under applicable law, the burden of proof shall be on the Indemnitor to establish that the Indemnitee is not so entitled.

e. Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b), the Indemnitor or relevant subsidiary of the Indemnitor has directors and officers liability insurance in effect, the Indemnitor shall promptly provide notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Indemnitor shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

f. Selection of Counsel; Defense of Claim. In the event the Indemnitor shall be obligated under Section 3(a) to advance the expenses (including attorneys’ fees) of any proceeding against the Indemnitee upon request therefor by the Indemnitee, the Indemnitor, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Indemnitor, the Indemnitor will not be liable to the Indemnitee under this Agreement for any fees of other counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (i) the Indemnitee shall have the right to employ separate counsel in any such proceeding at the Indemnitee’s expense; and (ii) if (A) the employment of separate counsel by the Indemnitee has been previously authorized by the Indemnitor, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Indemnitor or any of its subsidiaries and the Indemnitee in the conduct of any such defense, (C) the named parties in any such proceeding include both one or more of the Indemnitor or any of its subsidiaries and the Indemnitee or (D) the Indemnitor shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Indemnitor. The Indemnitor will not, without the prior written consent of the Indemnitee, which may be provided or withheld in the sole discretion of the Indemnitee, effect any settlement of any threatened or pending action, suit or proceeding to which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes an unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such action, suit or proceeding.

g. Settlement by Indemnitee. In the event that the Indemnitor assumes the defense of any proceeding against the Indemnitee pursuant to Section 3(f), the Indemnitee shall not, without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld, effect any settlement of any threatened or pending action, suit or proceeding to which the Indemnitee is or could have been a party.

4.	Additional Indemnification Rights; Nonexclusivity.

a. Scope. Notwithstanding any other provision of this Agreement, the Indemnitor hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, by the Indemnitor’s Certificate of Incorporation, by the Indemnitor’s By-Laws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of an Indemnitor to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of the Indemnitee’s rights and the Indemnitor’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of an Indemnitor to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

b. Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which the Indemnitee may be entitled under the Indemnitor’s Certificates of Incorporation, its By-Laws, any agreement, any vote of stockholders or disinterested Directors, the General Corporation Law of the State of Delaware or other applicable corporations law, any employment, consulting or other indemnification agreement to which the Indemnitee may be a party or a beneficiary, or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to the Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he/she may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

5.	Partial Indemnification.

If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Indemnitor for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any investigation, action, suit, proceeding or ADR mechanism, but not, however, for the total amount thereof, the Indemnitor shall nevertheless indemnify the Indemnitee for the portion of such expenses, judgments, fines or penalties to which the Indemnitee is entitled.

6.	Mutual Acknowledgement.

Both the Indemnitor and the Indemnitee acknowledge that in certain instances, United States of America federal securities law or applicable public policy may prohibit the Indemnitor from indemnifying its directors and officers or the directors and officers of its subsidiaries under this Agreement or otherwise. The Indemnitee understands and acknowledges that the Indemnitor has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Indemnitor’s rights under public policy to indemnify the Indemnitee.

7.	Directors and Officers Liability Insurance.

The Indemnitor hereby covenants and agrees that, so long as the Indemnitee shall serve as a director (including, without limitation, as a member of any committee of the Board of Directors, including any special committee of the Board of Directors) or officer of the Indemnitor or any subsidiary thereof, or shall serve at the request of the Indemnitor as a director (including, without limitation, as a member of any committee of the Board of Directors, including any special committee of the Board of Directors) or officer of another corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, including service with respect to an employee benefit plan, and thereafter so long as the Indemnitee shall be subject to any possible, threatened, pending or completed claim or proceeding arising out of, relating to, based upon, in connection with or due to the fact that the Indemnitee was a director (including, without limitation, a member of any committee of the Board of Directors, including any special committee of the Board of Directors) or officer of the Indemnitor or any subsidiary thereof, or any predecessor thereof, or is or was serving at the request of the Indemnitor as a director (including, without limitation, as a member of any committee of the Board of Directors, including any special committee of the Board of Directors) or officer of another corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, or any predecessor thereof, including service with respect to an employee benefit plan, the Indemnitor (or a parent corporation thereof) shall maintain in full force and effect directors and officers liability insurance issued by reputable and creditworthy insurance companies, covering the Indemnitee’s service as a director or officer. In all such policies of directors and officers liability insurance, the Indemnitee shall be designated as an insured (either by name or by description) in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Indemnitor’s or subsidiary’s then current directors and officers.

8.	Severability.

Nothing in this Agreement is intended to require or shall be construed as requiring the Indemnitor to do or fail to do any act in violation of applicable law. An Indemnitor’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Indemnitor shall nevertheless indemnify the Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

9.	Limitation of Liability as a Director.

If the Indemnitee is a director of the Indemnitor or any of its subsidiaries (including, without limitation, a member of any committee of the Board of Directors, including any special committee of the Board of Directors), the Indemnitee shall not be personally liable to the Indemnitor or its stockholders for monetary damages for breach of fiduciary duty as a director of the Indemnitor or such subsidiary (including, without limitation, as a member of any committee of the Board of Directors, including any special committee of the Board of Directors); provided, however, that the foregoing shall not eliminate or limit the liability of the Indemnitee (i) for any breach of the Indemnitee’s duty of loyalty to the Indemnitor or such subsidiary or the stockholders thereof; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the General Corporation Law of the State of Delaware or any similar provision of other applicable corporations law; or (iv) for any transaction from which the Indemnitee derived an improper personal benefit. If the General Corporation Law of the State of Delaware or such other applicable corporations law shall be amended to permit further elimination or limitation of the personal liability of directors, then the liability of the Indemnitee shall, automatically, without any further action, be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware or such other applicable corporations law as so amended.

10.	Exceptions.

Any other provision herein to the contrary notwithstanding, the Indemnitor shall not be obligated pursuant to the terms of this Agreement:

a. Claims Initiated by the Indemnitee. To indemnify or advance expenses (including attorneys’ fees) to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, counterclaim or crossclaim, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the General Corporation Law of the State of Delaware or other similar provision of any other applicable corporations law, but such indemnification or advancement of expenses (including attorneys’ fees) may be provided by the Indemnitor in specific cases if the Board of Directors of the Indemnitor has approved the initiation or bringing of such suit;

b. Lack of Good Faith. To indemnify the Indemnitee for any expenses (including attorneys’ fees) incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous;

c. Insured Claims. To indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) which have been paid directly to the Indemnitee by an insurance carrier under a policy of directors and officers liability insurance maintained by the Indemnitor or any of its subsidiaries; or

d. Claims Under Section 16(b). To indemnify the Indemnitee for expenses (including attorneys’ fees) and the payment of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

11.	Construction of Certain Phrases.

For purposes of this Agreement, references to the “Indemnitor” and any of the “subsidiaries” thereof shall include, in addition to the resulting corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, any constituent corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors (including, without limitation, the members of any committee of the Board of Directors, including any special committee of the Board of Directors), officers and employees or agents, or those serving in similar positions, so that if the Indemnitee is or was a director (including, without limitation, a member of any committee of the Board of Directors, including any special committee of the Board of Directors), officer, employee or agent, or serves or served in any similar position, of such constituent corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, or is or was serving at the request of such constituent corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise as a director (including, without limitation, as a member of any committee of the Board of Directors, including any special committee of the Board of Directors), officer, employee or agent, or serves or served in any similar position, of another corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, including service with respect to an employee benefit plan, the Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise as the Indemnitee would have with respect to such constituent corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise if its separate existence had continued; and references to

“fines” shall include any excise taxes assessed on the Indemnitee with respect to an employee benefit plan.

12.	Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

13.	Successors and Assigns.

This Agreement shall be binding upon the Indemnitor and its successors and assigns and shall inure to the benefit of the Indemnitee and the Indemnitee’s estate, heirs, legal representatives and assigns.

14.	Attorneys’ Fees.

In the event that any action is instituted by the Indemnitee under this Agreement to enforce or interpret any of the terms hereof (including but not limited to any legal proceedings in a court of competent jurisdiction to secure a determination that the Indemnitee is entitled to be indemnified hereunder under applicable law, as provided pursuant to Section 1(c)), the Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees incurred by the Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by the Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Indemnitor under this Agreement or to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by the Indemnitee in defense of such action (including with respect to the Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of the Indemnitee’s material defenses to such action, counterclaims and cross-claims was made in bad faith or was frivolous.

15.	Notice.

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service or (iii) on the third business day following the date of mailing if delivered by domestic registered or certified mail, properly addressed, or five business days if sent by airmail from a country outside of North America. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

16.	Consent to Jurisdiction.

The Indemnitor and the Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

17.	Choice of Law.

This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware, without regard to the conflict of law principles thereof.

18.	Period of Limitations.

No legal action shall be brought and no cause of action shall be asserted by or in the right of the Indemnitor against the Indemnitee, the Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Indemnitor shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

19.	Subrogation.

In the event of payment under this Agreement, the Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Indemnitor effectively to bring suit to enforce such rights.

20.	Effective Date.

The effective date of this Agreement shall be                                    .

21.	Amendment and Termination.

No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

22.	Integration and Entire Agreement.

This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto, provided that the provisions hereof shall not supersede the provisions of the Indemnitor’s Certificate of Incorporation or By-Laws, any agreement, any vote of stockholders or disinterested Directors, the General Corporation Law of the State of Delaware or other applicable corporations law, or any employment, consulting or indemnification agreement to which the Indemnitee may be a party or a beneficiary, to the extent any such provisions shall be more favorable to the Indemnitee than the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

CAMBRIDGE DISPLAY TECHNOLOGY, INC.

By:
Title:

Address:

AGREED TO AND ACCEPTED:

INDEMNITEE:

Address:

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